Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 10, 2009 relating to the financial statements, which appears in Eksportfinans ASA’s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers AS
February 4, 2010
Oslo, Norway
Kontorer: Arendal Bergen Drammen Fredrikstad Førde Hamar Kristiansand Mo i Rana Molde Måløy Narvik Oslo Stavanger Stryn Tromsø Trondheim Tønsberg Ålesund
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